Exhibit 10.47

FIRST AMENDMENT

TO THE

EMPLOYMENT AGREEMENT

This First Amendment to the First Amended and Restated Employment Agreement (the “Agreement”) is entered into as of April 12, 2024 (the “Effective Date”), by and between Dragonfly Energy Holdings Corp. (the “Company”), and Tyler Bourns, an individual (such individual, the “Employee” and such Agreement, the “Amendment”). The Company and the Employee are sometimes referred to herein as the “Parties”.

INTRODUCTION

WHEREAS, the Parties are subject to an Employment Agreement dated as of November 7, 2022 (the “Employment Agreement”);

WHEREAS, pursuant to Section 9 of the Employment Agreement, the Employment Agreement can be amended or modified by a written instrument signed by the Company’s Lead Independent Director of the Company’s Board of Directors and the Employee; and

WHEREAS, the Parties have agreed to amend the Employment Agreement, as set forth herein, as of the Effective Date.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

1.	Effective for fiscal years beginning on and after January 1, 2023, Section 4.3 of the Amended and Restated Employment Agreement is hereby deleted in its entirety and replaced with the following:

4.3. Long-Term Incentive Awards. With respect to each fiscal year of the Company ending during the Employment Term, the Executive shall be eligible to receive, subject to such performance, service and other conditions as the Compensation Committee deems appropriate each fiscal year, a long-term incentive award (each an “LTI Award”) payable in the form of cash and/or equity awards, as determined in the sole discretion of the Compensation Committee. The target grant date value of each such LTI Award shall be $236,000, but such LTI Awards shall be subject to adjustment, upward or downward, in the sole discretion of the Compensation Committee. To the extent that an LTI Award is paid in the form of an equity award (which may include stock options, restricted stock, restricted stock units or any other form of equity-based award authorized under the Company’s 2022 Equity Incentive Plan (or any successor plan) (the “Company Equity Plan”), such equity awards shall be subject to the terms and conditions of such Company Equity Plan and such other terms and conditions as the Compensation Committee in its sole discretion may establish. Notwithstanding anything contained herein to the contrary, to be eligible for an LTI Award for a fiscal year, the Executive must be employed by the Company on the date the LTI Award is paid (if paid in cash) or the date an equity award is granted (to the extent the LTI Award is payable in the form of an equity award).

2.	This Amendment shall only serve to amend and modify the Employment Agreement to the extent specifically provided herein. All terms, conditions, provisions and references of and to the Employment Agreement which are not specifically modified, amended and/or waived herein shall remain in full force and effect and shall not be altered by any provisions herein contained.

3.	This Amendment constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior oral and written agreements, understandings, negotiations, and discussions relating to the subject matter hereof. Any supplement, modification, waiver, or termination of this Amendment and the terms and conditions hereof is valid only if it is set forth in a writing signed by both parties hereto, or in the case of a waiver, by the party waiving compliance. The waiver of any provision of this Amendment shall not constitute a waiver of any other provisions and, unless otherwise stated, shall not constitute a continuing waiver.

4.	This Amendment shall be binding upon and inure to the benefit of the parties hereto and their personal or legal representatives, executors, administrators, heirs, distributes, devisees, legatees, and permitted successors and assigns. The Employee may not assign or delegate his rights and duties under this Amendment.

5.	This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Execution and delivery of this Amendment by facsimile transmission (including the delivery of documents in Adobe PDF format) shall constitute execution and delivery of this Amendment for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

DRAGONFLY ENERGY HOLDINGS CORP.

By:	/s/ Luisa Ingargiola
Name:	Luisa Ingargiola
Title:	Lead Independent Director

EMPLOYEE

By:	/s/ Tyler Bourns
Tyler Bourns

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